D-Wave and Nasdaq Verafin Announce Agreement for Quantum Computing Application Development
Collaboration aims to advance quantum-hybrid application development for machine learning to address financial crime detection
PALO ALTO, Calif. and NEW YORK – August 3, 2026 – D-Wave Quantum Inc. (NASDAQ: QBTS), (“D-Wave” or the “Company”), the only dual-platform quantum computing company providing both annealing and gate-model systems, software and services, and Nasdaq Verafin announced today an agreement designed to evaluate the use of quantum computing to improve financial crime detection.
The collaboration will begin with the development of a proof-of-concept (PoC), with the potential to expand to pilot applications for key anti-financial crime use cases. The effort will focus on how quantum-hybrid technology may be used to support the development of predictive systems that can identify unusual behavioral patterns associated with fraud, scams, and money laundering.
As part of the agreement, Nasdaq Verafin will explore the use of D-Wave’s annealing quantum computing technology to uncover complex relationships across account activity, transaction patterns, and counterparty networks that conventional approaches may overlook. The initial PoC will use D-Wave’s technology to analyze hundreds of potential data signals in an effort to strengthen predictive models for detecting unusual account behavior.
“This agreement with Nasdaq Verafin provides an important opportunity to explore quantum computing’s potential in addressing some of the financial services sector’s most complex problems,” said Dr. Alan Baratz, CEO of D-Wave. “By applying D-Wave’s quantum-hybrid technology to machine learning and other application development efforts, Nasdaq Verafin is reinforcing its role as a technology-forward organization helping shape the future of financial services innovation.”
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how D-Wave is shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.
About Nasdaq Verafin
Nasdaq Verafin provides Financial Crime Management Technology solutions for Fraud Detection and Management, AML/CFT Compliance and Management, High Risk Customer Management, Sanctions Screening and Management, and Information Sharing. More than 2,800 financial institutions, representing $13 trillion in collective assets, use Nasdaq Verafin to prevent fraud and strengthen AML/CFT efforts. Visit www.verafin.com to learn more.
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Media Contacts:

D-Wave
Alex Daigle
media@dwavesys.com